POWER OF ATTORNEY Each person whose individual signature appears below hereby authorizes and appoints Randall M. Chesler and Ron J. Copher, and each of them, with full power of substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, a registration statement on Form S-8 (the “Registration Statement”) to be filed by Glacier Bancorp, Inc., a Montana corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and to execute and file any and all amendments to the Registration Statement, including any and all post-effective amendments. IN WITNESS WHEREOF, each of the undersigned has hereunto executed this Power of Attorney on the date set forth opposite his or her name. Signature Title Date /s/ Randall M. Chesler __________ (Principal Executive Officer) Randall M. Chesler President, CEO, and Director September 22, 2025 /s/ Ron J. Copher Executive Vice President and CFO Ron J. Copher (Principal Financial Accounting Officer) September 22, 2025 /s/ Craig A. Langel Chairman of the Board Craig A. Langel and Director September 22, 2025 /s/ David C. Boyles David C. Boyles Director September 24, 2025 /s/ Robert A. Cashell, Jr. Robert A. Cashell, Jr. Director September 22, 2025 /s/ Jesus T. Espinoza Jesus T. Espinoza Director September 22, 2025 /s/ Annie M. Goodwin Annie M. Goodwin Director September 22, 2025 /s/ Kristen L. Heck Kristen L. Heck Director September 22, 2025 /s/ Michael B. Hormaechea Michael B. Hormaechea Director September 22, 2025 /s/ Douglas J. McBride Douglas J. McBride Director September 22, 2025 /s/ Beth Noymer Levine Beth Noymer Levine Director September 23, 2025 Exhibit 24.1